POWERING GROWTH DELIVERING VALUE Fourth Quarter & Full Year 2021 Results February 25, 2022 1

Forward Looking Statements 2 This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” "anticipate," "goal," "seek," "strategy," "likely," "should," "will," "could," and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: the potential effects of the continued COVID-19 pandemic, including, but not limited to, demand for energy, economic growth, our employees and contractors, vaccine mandates, supply chain, expenses, capital markets, capital projects, operations and maintenance activities, uncollectable accounts, liquidity, cash flows, or other unpredictable events; our ability to manage capital expenditures and operations and maintenance costs while maintaining reliability and customer service levels; variations in demand for electricity, including those due to weather, seasonality (including large increases in ambient temperatures), the general economy or social conditions, customer and sales growth (or decline), the effects of energy conservation measures and distributed generation, and technological advancements; the potential effects of climate change on our electric system, including as a result of weather extremes such as prolonged drought and high temperature variations in the area where APS conducts its business; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballot initiatives and regulation or interpretations of existing legislation or regulations, including those relating to environmental requirements, regulatory and energy policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs through our rates and adjustor recovery mechanisms, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; the ability of APS to achieve its clean energy goals (including a goal by 2050 of 100% clean, carbon-free electricity) and, if these goals are achieved, the impact of such achievement on APS, its customers, and its business, financial condition and results of operations; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the direct or indirect effect on our facilities or business from cybersecurity threats or intrusions, data security breaches, terrorist attack, physical attack, severe storms, or other catastrophic events, such as fires, explosions, pandemic health events, or similar occurrences; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land-owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. Fourth Quarter 2021

In 2021, Pinnacle West delivered value for customers and shareholders against a challenging regulatory backdrop 3 Fourth Quarter 2021 Operational and Customer Highlights • Summertime generation exceeded startup and availability targets • Palo Verde remains the nation’s top power producer for the 26th consecutive year • Named a 2021 Business Customer Champion by research firm Escalent • Placed in the top decile nationally for perfect power as rated by our customers in the JDP Residential Survey Financial Highlights • Delivered consistent dividend growth with competitive yield • Maintained focus on cost management and fully executed our capital plan • Committed to defer new equity ESG Highlights • Received the 2021 Inclusive Workplace Award from Diversity Leadership Alliance • 2021 Energy Star Partner of the Year Award for Excellence in Customer Programs • One of two North American electric utilities to achieve CDP Leadership scores for Water and Climate

4th Quarter 2021 results driven by higher usage4 4 4th Quarter 2021 vs. 4th Quarter 2020 4Q 2020 4Q 2021 $(0.17) $0.24 Operating Revenue less Fuel and Purchased Power1 $0.09 O&M1 & 2 $0.13 D&A2 $(0.10) Operating Revenue less Fuel and Purchased Power AZ AG Settlement Federal Tax Reform3 Sales/Usage Other Transmission LFCR Weather $ $ $ $ $ $ $ 0.16 0.09 0.08 0.06 0.03 0.01 (0.34) Pension & OPEB Non- service Credits, net $0.09 Other, net2 $0.20 1 Includes costs and offsetting operating revenues associated with renewable energy and demand side management programs, see slide 24 for more information. 2 Includes the deferral impacts of the Four Corners Selective Catalytic Reduction (SCR) equipment and Ocotillo Modernization Project (OMP), see slide 20 & 21 for more information. 3 The Effective Tax Rate is primarily impacted by the amortization of excess deferred taxes related to Federal Tax Reform, which is offset in Operating Revenue less Fuel and Purchased Power. 4All items not shown (Other taxes, Interest net of AFUDC, income taxes) are immaterial and have a net impact of $0.00 on EPS. Fourth Quarter 2021

2021 full-year EPS driven by robust sales and usage growth 5 Full Year 2021 vs. Full Year 2020 2020 2021 $4.87 $5.47 Operating Revenue less Fuel and Purchased Power1 $0.38 O&M1 & 2 $0.03 D&A2 $(0.24) Other Taxes2 $(0.07) Interest, net of AFUDC $0.04 Pension & OPEB Non- service Credits, net $0.37 Other, net2 $0.16 Effective Tax Rate3 $(0.07) Operating Revenue less Fuel and Purchased Power Sales/Usage Federal Tax Reform3 Transmission AZ AG Settlement Other LFCR Weather $ $ $ $ $ $ $ 0.51 0.20 0.17 0.16 0.08 0.02 (0.76) 1 Includes costs and offsetting operating revenues associated with renewable energy and demand side management programs, see slide 24 for more information. 2 Includes the deferral impacts of the SCR equipment and OMP, see slide 20 & 21 for more information. 3 The Effective Tax Rate is primarily impacted by the amortization of excess deferred taxes related to Federal Tax Reform, which is offset in Operating Revenue less Fuel and Purchased Power. Fourth Quarter 2021

2022 EPS driven by disappointing 2021 rate case outcome & other factors1 6 1 Amounts provided are the Company’s current projections. 2022 EPS Guidance of $3.90-$4.10 per share 2021 2022E $5.47 $4.00 Net effect of 2019 Rate Case Decision on Income $(0.90) $0.14 O&M/Other $(0.29) D&A Interest, net of AFUDC $(0.24) $(0.18) Pension & OPEB Non-service Credits, net O&M/Other O&M Sales Growth Price, Adjustors, Weather, & Other 2021 income tax benefit $ $ $ $ 0.17 0.16 (0.11) (0.08) Fourth Quarter 2021

Key drivers for EPS guidance1 1 • Retail customer growth ~1.5%-2.5% • Weather-normalized retail electricity sales growth of 1.5%-2.5% • Transmission revenues • Operations and maintenance savings • Depreciation and amortization Fourth Quarter 20217 2022 key drivers • Long-term EPS growth target of 5-7%2 • Retail customer growth 1.5%-2.5%3 • Weather-normalized retail electricity sales growth of 3.5-4.5%3 1 As of February 25, 2022. Long-term guidance and key drivers • Property Tax • Interest on new debt • AFUDC • Pension and OPEB 2 Long-term EPS growth rate based on the Company’s current 5-year compound annual growth rate projections from 2022-2026 3 Forecasted guidance range from 2022-2024

$170 $175 $185 $190 $595 $510 $530 $500 $263 $250 $210 $210 $260 $340 $330 $560 $214 $250 $270 $190 2021 2022E 2023E 2024E Other Generation Clean Generation Transmission Distribution Other Total 2022-2024 $4.7B $1.5B $1.53B $1.53B $1.65B 8 Managed capital plan to support customer growth, reliability, and clean transition 2022–2024 as disclosed in the 2021 Annual Report on Form 10-K. Fourth Quarter 2021

Total Approved Rate BaseAPS Rate Base Growth Guidance Year-End Steady rate base growth Fourth Quarter 20219 ACC FERC Rate Effective Date 12/01/2021 6/1/2021 Test Year Ended 06/30/20191 12/31/2020 Rate Base $8.6B $1.8B Equity Layer 54.7% 51.6% Allowed ROE 8.7% 10.75% 1 Adjusted to include post test-year plant in service through 06/30/2020 Rate base $ in billions, rounded $9.1 $11.2 $1.8 $2.4 2020 2021 2022 2023 2024 Projected ~5-6% Annual FERC ACC $10.9 $13.6

Our goal is flat total O&M and declining O&M per MWh 10 2021 2022 2023 2024 $29/MWh O&M per MWh Total O&M1 2021: $865M 2022: $820M-$840M 1 Total O&M amounts exclude RES/DSM, and include planned outage amounts of $54M in 2021 and $40M-$50M in 2022. Fourth Quarter 2021

Forecasted sources of capital to fund investments through 2024 No plans to issue equity before end of next rate case 11 Approx. $3 billion Approx. $1 billion $4.7 billion APS Debt2 PNW Debt2 Cash from Operations1 $200-$300 million $400-$500 million 1 Cash from operations is net of shareholder dividends. 2 APS and PNW debt issuance is net of maturities. Fourth Quarter 2021 Total Capital Investment PNW Equity/ Alternatives

Strong balance sheet with attractive long-term debt maturity profile 12 $M PNW Long-Term DebtAPS Long-Term Debt $0 $200 $400 $600 $800 $1,000 $1,200 2021 2023 2025 2027 2029 2031 2033 2035 2037 2039 2041 2043 2045 2047 2049 As of December 31, 2021 Fourth Quarter 2021

We continue to make progress towards key deliverables Fourth Quarter 202113  File appeal of last rate case  Filed notice of appeal on December 17  Make progress on financing plan  Deferring equity issuance until after next rate case  Work with stakeholders on common issues  File new rate case to recover grid investments and reduce regulatory lag  Flat total O&M and declining O&M per MWh  Continued progress towards Clean Energy Commitment  Continued support in attracting high tech growth and economic development

APPENDIX

2022 EPS Guidance Fourth Quarter 202115 Key Factors and Assumptions as of February 25, 2022 2022 Adjusted gross margin (operating revenues, net of fuel and purchased power expenses, x/RES,DSM,CCT) $2.52 – $2.55 billion • Retail customer growth about 1.5-2.5% • Weather-normalized retail electricity sales volume ~1.5-2.5% higher compared to prior year o Includes 0.5-1.5% contribution to sales growth of new large manufacturing facilities and several large data centers • Assumes normal weather for full-year forecast Adjusted operating and maintenance (O&M x/RES,DSM,CCT) $820 – $840 million Other operating expenses (depreciation and amortization, and taxes other than income taxes) $987 – $998 million Other income (pension and other post-retirement non-service credits, other income and other expense) $62 – $66 million Interest expense, net of allowance for borrowed and equity funds used during construction (Total AFUDC ~$64 million) $214 – $232 million Net income attributable to noncontrolling interests $17 million Effective tax rate 13.5% Average diluted common shares outstanding 113.5 million EPS Guidance $3.90 – $4.10

Arizona Remains Among the Fastest Growing States in the U.S. 16 Annual Employment Growth Last Three Years1 Steady Housing Growth2 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 Single Family & Multifamily Housing Permits Maricopa County 8,425 43,378 2 Maricopa County population 4.5M, 62% of state population1 2019-2021 National Arizona (1)% 1% 18% CAGR Fourth Quarter 2021

Best-in-Class Service Territory Supports High Tech Growth and Economic Development 17 Our Approach: Focus on Four Main Areas Supports Influx of Manufacturing and Data Centers – Examples • Business attraction and expansion • Community development • Entrepreneurial support • Infrastructure support • Microsoft Constructing 3 mega data centers • Taiwan Semiconductor Began building $12B factory • KORE Power Building 1M sq ft lithium-ion manufacturing facility • Kohler Co. Building 1M sq ft manufacturing facility in Casa Grande Data centers are projected to create up to 640 MW of capacity needs by 2035 Fourth Quarter 2021

A Clear Plan for Clean Energy Transition 18 Progress Towards Meeting Clean Energy Commitment1 Pathway 2005 2019 2030 2050 Announced seasonal operations of Four Corners beginning 2023 Contracted for nearly 1400 MWs of clean energy and storage to be in service for APS customers by 2024 Charted course for healthy mix of APS-owned and third party- owned assets, to be continued through future planned RFPs 24% 50% 65% 100% 1 Since January 2020 Fourth Quarter 2021

Clean Energy Commitment – 1,384MW in development since 2020 Fourth Quarter 202119 Robust, Diverse Procurement Activity Energy Storage • 201 MW APS-owned resources to retrofit entire fleet of AZ Sun facilities • 300 MW under two long-term PPAs • All resources to be in service between 2022 and 2024 Solar • 150 MW owned by APS and sited near Redhawk generating facility • 160 MW under two long-term PPAs • All resources to be in service in 2023 Solar + Storage • 60 MW under single long-term innovative tolling PPA • Resource to be in service in 2023 Wind • 438 MW under two long-term PPAs • Resources to be in service by 2023 Demand Response • 75 MW under 5-year load management agreement; service began in 2021 • APS can call up to 18 load reduction events between June and September annually

Ocotillo and Four Corners Deferral Impacts Summary Fourth Quarter 202120 Ocotillo and SCR Cost Deferrals $ in Millions Q4 2021 Q4 2020 Operating Cost Deferral Impacts: Depreciation and Amortization $4 $6 Operations and Maintenance $(1) $(2) Taxes Other Than Income Taxes $(2) $(3) Debt Return Deferral Impacts: Interest Charges $(7) $(11) Other Income $7 $11 See Note 4, Regulatory Matters, in Form 10-K for the period ended December 31, 2021 for additional information related to the SCR and Ocotillo Modernization Project cost deferrals.

Ocotillo and Four Corners Deferral Impacts Summary Fourth Quarter 202121 Ocotillo and SCR Cost Deferrals $ in Millions 2021 2020 Operating Cost Deferral Impacts: Depreciation and Amortization $24 $26 Operations and Maintenance $(5) $(8) Taxes Other Than Income Taxes $(11) $(10) Debt Return Deferral Impacts: Interest Charges $(38) $(42) Other Income $38 $42 See Note 4, Regulatory Matters, in Form 10-K for the period ended December 31, 2021 for additional information related to the SCR and Ocotillo Modernization Project cost deferrals.

2022 Planned Outage Schedule Fourth Quarter 202122 Coal, Nuclear and Large Gas Planned Outages Q1 Q2 Q4 Plant Unit Estimated Duration in Days Plant Unit Estimated Duration in Days Plant Unit Estimated Duration in Days N/A N/A N/A Palo Verde 1 30 Palo Verde 3 30

4 33 (25) (24) Q1 Q2 Q3 Q4 Gross Margin Effects of Weather Fourth Quarter 202123 Variances vs. Normal$ in millions pretax 2021 $(12) Million All periods recalculated to current 10-year rolling average (2009 – 2018). Numbers may not foot due to rounding.

Renewable Energy & Demand Side Management Expenses1 Fourth Quarter 202124 $7 $3 $6 $9 $7 $6 $10 $13 $11 $12 $14 $11 $11 $12 $18 $13 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Demand Side Management Renewable Energy 2020 $73 Million 1 Renewable energy and demand side management expenses are offset by adjustment mechanisms. 2021 $89 Million Numbers may not foot due to rounding.

Residential PV Applications1 Fourth Quarter 202125 1Monthly data equals applications received minus cancelled applications. As of December 31, 2021 approximately 135,933 residential grid-tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 1,143 MWdc of installed capacity. Excludes APS Solar Partner Program residential PV systems. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site but are not included in the chart above Residential DG (MWdc) Annual Additions 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2018 Applications 2019 Applications 2020 Applications 2021 Applications 133 122 139 169 2018 2019 2020 2021

Our Credit Ratings Support Growth Opportunities 26 Corporate Ratings Senior Unsecured Ratings Short-Term Ratings Outlook APS1 Moody’s A3 A3 P-2 Negative S&P BBB+ BBB+ A-2 Negative Fitch BBB+ A- F2 Negative Pinnacle West1 Moody’s Baa1 Baa1 P-2 Negative S&P BBB+ BBB A-2 Negative Fitch BBB+ BBB+ F2 Negative Balance Sheet Targets • Strong investment grade credit ratings • APS equity layer >50% • FFO/Debt range of 16%-18% 1 We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. Ratings are as of February 25, 2022. Fourth Quarter 2021

Regulatory 2022 Key Dates

ACC Key Dates / Docket #	Q1	Q2	Q3	Q4
Power Supply Adjustor (PSA): **E-01345A-19-0236**	Effective Feb 1			
Lost Fixed Cost Recovery: **E-01345A-19-0236**	Filed Feb 15	Effective May 1 with ACC approval		
Transmission Cost Adjustor: **E-01345A-19-0236**		To Be Filed: May 15; Effective Jun 1		
2022 DSM/EE Implementation Plan: **E-01345A-21-0087**				
2022 RES Implementation Plan: **E-01345A-21-0240**				
2019 Rate Case: **E-01345A-19-0236**	Petition for Special Action Denied; Court of Appeals in process		New TOU Hours to be implemented: Sept 1	
Resource Planning and Procurement: **E-00000V-19-0034**	IRP Acknowledged on February 10			
Resource Comparison Proxy (RCP): **New docket**		To Be Filed: May 1	Effective Sept 1 with ACC approval	
Rulemaking Requiring All-Source RFPs: **RE-00000A-22-0029**				
Proposed Termination of Service Rule Modifications: **RU-00000A-19-0132**				
Fuel and Purchased Power Audit: **E-01345A-21-0056**				

27 | Fourth Quarter 2021

PINNACLE WEST CAPITAL CORPORATION

Consolidated Statistics[1]

	3 Months Ended December 31,			12 Months Ended December 31,		
	2021	2020	Incr (Decr)	2021	2020	Incr (Decr)
ELECTRIC OPERATING REVENUES (Dollars in Millions)						
Retail						
Residential	$ 359	$ 363	(4)	$ 1,913	$ 1,929	$ (16)
Business	370	340	30	1,587	1,486	101
Total Retail	729	703	26	3,500	3,415	85
Sales for Resale (Wholesale)	43	17	26	187	93	94
Transmission for Others	22	17	5	99	66	34
Other Miscellaneous Services	4	3	1	17	13	4
Total Operating Revenues	$ 799	$ 741	58	$ 3,804	$ 3,587	$ 217
ELECTRIC SALES (GWH)						
Retail						
Residential	2,655	2,950	(295)	14,224	14,748	(524)
Business	3,562	3,405	157	15,005	14,485	519
Total Retail	6,217	6,355	(138)	29,228	29,233	(5)
Sales for Resale (Wholesale)	816	524	292	3,626	3,045	580
Total Electric Sales	7,033	6,879	154	32,854	32,279	575
RETAIL SALES (GWH) - WEATHER NORMALIZED						
Residential	2,858	2,720	138	14,323	13,923	400
Business	3,598	3,333	265	15,038	14,264	775
Total Retail Sales	6,455	6,052	403	29,361	28,186	1,175
Retail sales (GWH) (% over prior year)	6.7%	(0.1)%		4.2%	1.1%	
AVERAGE ELECTRIC CUSTOMERS						
Retail Customers						
Residential	1,188,437	1,161,284	27,153	1,177,343	1,150,194	27,150
Business	140,154	139,182	972	139,923	138,508	1,414
Total Retail	1,328,591	1,300,466	28,125	1,317,266	1,288,702	28,564
Wholesale Customers	53	51	2	47	49	(2)
Total Customers	1,328,644	1,300,517	28,127	1,317,313	1,288,751	28,562
Total Customer Growth (% over prior year)	2.2%	2.2%		2.2%	2.3%	
RETAIL USAGE - WEATHER NORMALIZED (KWh/Average Customer)						
Residential	2,405	2,342	63	12,165	12,105	61
Business	25,669	23,944	1,725	107,477	102,980	4,496

[1] Retail electricity sales in kWh, adjusted to exclude the effects of weather variations, for the year ended December 31, 2021 compared with the prior-year period increased 4.2%, which reflects a correction to 2020 commercial and industrial customer sales volumes of 111 GWh.

28 | Fourth Quarter 2021

Numbers may not foot due to rounding.

PINNACLE WEST CAPITAL CORPORATION

Consolidated Statistics Fourth Quarter 202129 Numbers may not foot due to rounding. 3 Months Ended June 30